As filed with the Securities and Exchange Commission on March 13, 2025.

Registration No. 333-285152

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUARTZSEA ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1185 Avenue of the Americas, Suite 304

New York, NY 10036

Telephone: (212) 612-1400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Qi Gong

1185 Avenue of the Americas, Suite 304

New York, NY 10036

Telephone: (212) 612-1400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Cassi Olson, Esq. Nicholas Torres, Esq. Celine and Partners, P.L.L.C. 1345 6th Ave., 33rd Floor New York, NY 10105 Telephone: (212) 612-1400 (718) 463-2555 — Facsimile	Douglas C. Lionberger James R. Brown Holland & Knight LLP 811 Main Street, Suite 2500 Houston, Texas 77002 Tel: (713) 244-8221

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Quartzsea Acquisition Corporation is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-285152) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association
3.2*	Form of Post-offering Memorandum and Articles of Association
4.1*	Specimen Unit Certificate
4.2*	Specimen Ordinary Shares Certificate
4.3*	Specimen Rights Certificate
4.4*	Rights Agreement by and between Continental Stock Transfer & Trust Company and the Registrant
5.1*	Opinion of Celine and Partners, P.L.L.C.
5.2*	Opinion of Ogier
10.1	Form of Letter Agreement among the Registrant and the Sponsor, Officers, and Directors
10.2*	Investment Management Trust Agreement by and between Continental Stock Transfer & Trust Company and the Registrant
10.3*	Registration Rights Agreement by and between the Registrant and Insiders
10.4*	Form of Indemnity Agreement
10.5*	Subscription Agreement between the Registrant and Blue Jay Investment LLC
10.6*	Form of Private Placement Units Purchase Agreement between Registrant and the Sponsor
10.7*	Administrative Services Agreement
10.8*	Form of Share Escrow Agreement Among the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders
14.1*	Code of Ethics
23.1*	Consent of Celine and Partners, P.L.L.C. (included in Exhibit 5.1)
23.2*	Consent of Ogier (included in Exhibit 5.2)
23.3	Consent of CBIZ CPAs P.C.
24*	Power of Attorney (included on the signature page of the original filing hereof)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Form of Clawback Policy
99.4*	Consent of Daniel M. McCabe
99.5*	Consent of Wei(Victor) Zhang
99.6*	Consent of Ping Zhang
107*	Filing Fee Table

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in NEW YORK, State of NEW YORK, on the 13th day of March, 2025.

Quartzsea Acquisition Corporation

By:	/s/ Qi Gong
Name:	Qi Gong
Title:	Chief Executive Officer and Chairwoman
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ms. Qi Gong his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Qi Gong	Chief Executive Officer and Chairwoman	March 13, 2025
Ms. Qi Gong	(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, on March 13, 2025.

Authorized U.S. Representative

By:	/s/ Qi Gong
	Name:	Qi Gong
	Title:	Chief Executive Officer and Chairwoman
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)